As filed with the Securities and Exchange Commission on April 11, 2019.

Registration Statement No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

PHASEBIO PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Delaware	2834	03-0375697
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

1 Great Valley Parkway, Suite 30

Malvern, Pennsylvania 19355

(610) 981-6500

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Jonathan P. Mow

Chief Executive Officer

PhaseBio Pharmaceuticals, Inc.

11260 El Camino Real,

Suite 100

San Diego, CA 92130

(610) 981-6500

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Christian E. Plaza Darren K. DeStefano Madison A. Jones Cooley LLP 11951 Freedom Drive Reston, Virginia 20190 (703) 456-8000	Edwin M. O’Connor Seo Salimi Goodwin Procter LLP 620 Eighth Avenue New York, New York 10018 (212) 813-8800

Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended, check the following box.  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☒ (333-230783)

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large Accelerated Filer ☐	Accelerated Filer ☐	Non-accelerated Filer ☒	Smaller Reporting Company ☒

Emerging Growth Company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☒

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Aggregate Offering Price Per Share	Proposed Maximum Aggregate Offering Price(2)	Amount of Registration Fee(3)
Common stock, $0.001 par value per share	674,475	$12.00	$8,093,700	$980.96

(1)

Represents only the number of shares being registered pursuant to this Registration Statement and includes an additional 87,975 shares that the underwriters have the option to purchase. The amount to be registered does not include the 3,450,000 shares that were previously registered pursuant to the registrant’s Registration Statement on Form S-1 (File No. 333-230783) (the “Earlier Registration Statement”), which included 450,000 shares that the underwriters have the option to purchase.

(2)

The registrant previously registered securities on the Earlier Registration Statement, which was declared effective by the Securities and Exchange Commission on April 11, 2019. In accordance with Rule 462(b) under the Securities Act of 1933, as amended (the “Securities Act”), an additional amount of securities having a proposed maximum aggregate offering price of $8,093,700 are hereby registered, which includes shares issuable upon the exercise of the underwriters’ option to purchase additional shares.

(3)	Calculated pursuant to Rule 457(c) under the Securities Act.

The Registration Statement shall become effective upon filing in accordance with Rule 462(b) promulgated under the Securities Act of 1933, as amended.

EXPLANATORY NOTE AND

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

This Registration Statement (the “Registration Statement”) is being filed with the Securities and Exchange Commission (the “Commission”) with respect to the registration of additional shares of common stock, $0.001 par value per share, of PhaseBio Pharmaceuticals, Inc. (the “Registrant”), pursuant to Rule 462(b) under the Securities Act of 1933, as amended (the “Securities Act”). This Registration Statement incorporates by reference the contents of, including all amendments and exhibits thereto, the Registration Statement on Form S-1, as amended (File No. 333-230783) (the “Earlier Registration Statement”), which the Commission declared effective on April 11, 2019, and is being filed solely for the purpose of increasing the number of shares to be offered in the public offering by 674,475, including 87,975 shares that may be sold pursuant to the underwriters’ option to purchase additional shares. The additional shares that are being registered for sale are in an amount and at a price that together represent no more than 20% of the maximum aggregate offering price set forth in the Calculation of Registration Fee table contained in the Earlier Registration Statement. The required opinion and consents are listed on the Exhibit Index attached hereto and filed herewith.

EXHIBIT INDEX

Exhibit Number	Description

5.1	Opinion of Cooley LLP.

23.1	Consent of KPMG LLP, independent registered public accounting firm.

23.2	Consent of Cooley LLP (included in Exhibit 5.1).

24.1	Power of Attorney (included on the signature page of the Registration Statement on Form S-1 (File No. 333-230783), filed with the Commission on April 9, 2019 and incorporated herein by reference).

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Malvern, Pennsylvania, on the 11th day of April, 2019.

PHASEBIO PHARMACEUTICALS INC.

By:	/s/ Jonathan P. Mow
Jonathan P. Mow
Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Jonathan P. Mow Jonathan P. Mow	Chief Executive Officer and Director (Principal Executive Officer)	April 11, 2019

/s/ John Sharp John Sharp	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	April 11, 2019

* Clay B. Thorp	Chairman of the Board of Directors	April 11, 2019

* Edmund P. Harrigan, M.D.	Director	April 11, 2019

* Nancy J. Hutson, Ph.D.	Director	April 11, 2019

* Peter Justin Klein, M.D., J.D.	Director	April 11, 2019

* Caroline Loewy	Director	April 11, 2019

* Bibhash Mukhopadhyay, Ph.D.	Director	April 11, 2019

* Linda Tufts	Director	April 11, 2019

* Richard A. van den Broek	Director	April 11, 2019

*By:	/s/ Jonathan P. Mow
Jonathan P. Mow, Attorney-in-fact